UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2024

Aditxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-03204328
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

737 N. Fifth Street, Suite 200 Richmond, VA 23219
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 870-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Arrangement Agreement

On April 1, 2024 (the “Execution Date”), Aditxt, Inc., a Delaware corporation (the “Company”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Adivir, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Adivir” or the “Buyer”), and Appili Therapeutics, Inc., a Canadian corporation (“Appili”), pursuant to which, Adivir will acquire all of the issued and outstanding Class A common shares of Appili (the “Appili Shares”) on the terms and subject to the conditions set forth therein. The acquisition of the Appili Shares (the “Arrangement”) will be completed by way of a statutory plan of arrangement under the Canada Business Corporation Act (the “CBCA”).

At the effective time of the Arrangement (the “Effective Time”), each Appili Share outstanding immediately prior to the Effective Time (other than Appili Shares held by a registered holder of Appili Shares who has validly exercised such holder’s dissent rights) will be deemed to be assigned and transferred by the holder thereof to the Buyer in exchange for (i) $0.0467 in cash consideration per share for an aggregate cash payment of $5,668,222 (the “Cash Consideration”) and (ii) 0.002745004 of a share of common stock of Aditxt or an aggregate of 332,876 shares (the “Consideration Shares” and together with the Cash Consideration, the “Transaction Consideration”). In connection with the transaction, each outstanding option and warrant of Appili will be cashed-out based on the implied in-the-money value of the Transaction Consideration, which is expected to result in an additional aggregate cash payment of approximately $341,000 (based on the number of issued and outstanding options and warrants and exchange rates as of the date of the Arrangement Agreement).

Representations and Warranties

The parties to the Arrangement Agreement have agreed to customary representations and warranties for transactions of this type.

Covenants

The Arrangement Agreement contains various customary covenants, including but not limited to, covenants with respect to the conduct of the parties respective businesses prior to the Effective Time.

Appili has also agreed not to (a) solicit proposals relating to a Company Acquisition Proposal (as defined in the Arrangement Agreement), (b) enter into discussions or negotiations in connection with any Company Acquisition Proposal, (c) make a Company Change in Recommendation (as defined in the Arrangement Agreement), or (d) accept, approve, endorse or recommend, or publicly propose to accept, approve, endorse or recommend, or take no position or remain neutral with respect to, any Company Acquisition Proposal, subject to certain exceptions to permit the Appili board of directors to comply with its fiduciary obligations. Appili has also agreed to cease and cause to be terminated any existing discussions or negotiations, if any, with regard to a Company Acquisition Proposal. However, subject to satisfaction of certain conditions and under the circumstances specified in the Arrangement Agreement prior to the approval of the Arrangement Resolution (as defined in the Arrangement Agreement), the Appili board of directors may change its recommendation and may terminate the Arrangement Agreement in response to a bona fide Company Acquisition Proposal that the Appili board of directors determines in good faith constitutes a Company Superior Proposal (as defined in the Arrangement Agreement), subject to customary match rights in favor of the Company.

Closing Conditions

Mutual

The respective obligations of each of the Company, Adivir and Appili to consummate the closing of the Arrangement (the “Closing”) are subject to the satisfaction or waiver, at or prior to the closing of the following conditions:

(i)	the Interim Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Interim Order shall not have been set aside or modified in a manner unacceptable to either party;

(ii)	the Arrangement Resolution (as defined in the Arrangement Agreement) shall have been adopted by the Appili shareholders at the Appili shareholders’ meeting in accordance with the Interim Order;

(iii)	the Final Order (as defined in the Arrangement Agreement) shall have been granted on terms consistent with the Arrangement Agreement and the Final Order shall not have been set aside or modified in a manner unacceptable to either party;

(iv)	completion of an equity or debt financing by the Company with minimum gross proceeds of at least $20 million (the “Financing”);

(v)

there shall not be any law or order which prevents, prohibits or makes the consummation of the Arrangement illegal or otherwise prohibits the consummation of the Arrangement or the other transaction contemplated by the Arrangement Agreement;

(vi)

the issuance of the Consideration Shares will be exempt from the registration requirements of: (A) the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) of the Securities Act; and (B) all applicable U.S. securities laws;

(vii)	the distribution of the Consideration Shares pursuant to the Arrangement shall be exempt from the prospectus and registration requirements of applicable securities laws ; and

(viii)	the Consideration Shares to be issued pursuant to the Arrangement shall, subject to customary conditions, have been approved for listing on the NASDAQ.

The Company and Adivir

The obligations of the Company and Adivir to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of certain conditions, including but not limited to, the following:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of Appili are true and correct as of the Effective Time as if made as at and as of such time;

(ii)	Appili shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	dissent rights will not have been exercised with respect to more than 10% of the issued and outstanding Appili Shares;

(iv)	the LZH Consent Agreement (as defined in the Arrangement Agreement) continues to remain in full force and effect and enforceable against the parties thereto and the parties thereto have performed their respective obligations thereunder required to be completed on or before the Closing;

(v)	there shall not have been a Material Adverse Effect (as defined in the Arrangement Agreement) on Appili; and

(vi)	there is no action or proceeding pending or threatened by any governmental entity that prohibits the Company from acquiring, holding or exercising full rights of ownership of the Appili Shares, prevents or materially delays the consummation of the Arrangement, or prohibits or restricts in any material respect the ownership or operation of the business of the Company or Appili.

Appili

The obligations of Appili to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing of the following conditions:

(i)	as qualified in the Arrangement Agreement, the representations and warranties of the Company and Adivir are true and correct as of the Effective Time as if made as at and as of such time;

(ii)	the Company and Adivir shall have fulfilled or complied in all material respects with each of its obligations, covenants and agreements contained in the Arrangement Agreement;

(iii)	there shall not have been a Material Adverse Effect on the Company or Adivir;

(iv)	the Third-Party Consents (as defined in the Arrangement Agreement) shall have been obtained;

(v)	there is no action or proceeding pending or threatened by any governmental entity that cease trades, enjoins or prohibits the Company’s ability to issue the Consideration Shares, or prevents or material delays the consummation of the Arrangement;

(vi)	the Company shall have taken steps to reconstitute the board of directors of Adivir such that it will consist of five directors as of the Effective Date, one of whom will be the Company Nominee (as defined in the Arrangement Agreement);

(vii)	the Company shall have taken steps to have caused the Appointed Officers (as defined in the Arrangement Agreement) to be duly appointed officers of Adivir;

(viii)	the Company shall satisfy on the Effective Date the payment in immediately available funds as directed in writing by Appili of not less than 50% of the outstanding accounts payable of Appili, provided that in the event the Company raises gross proceeds of more than $25 million in the Financing, any amounts raised by the Company in excess of $25 million shall be first applied by the Company to satisfy any unpaid Closing Company Payables (as defined in the Arrangement Agreement); and

(ix)	the Company shall have deposited with the Depositary (as defined in the Arrangement Agreement) the Consideration Shares and the Cash Consideration.

Termination

The Arrangement Agreement may be terminated at any time prior to the consummation of the Closing by mutual written consent of the Company and Appili.

As further set out in the Arrangement Agreement, either the Company or Appili may also terminate the Arrangement Agreement prior to the Effective Time if (i) the Appili shareholders’ meeting is duly convened and held and the Arrangement Resolution is voted on by the Appili shareholders and not approved by the Appili shareholders as required by the Interim Order; (ii) if any Law (as defined in the Arrangement Agreement) is enacted, made, issued, rendered, enforced or amended following the date of the Arrangement Agreement that prohibits the Arrangement and such Law has become final and non-appealable; (iii) the Effective Time does not occur on or prior to July 31, 2024 (the “Outside Date”); or (iv) the Financing is not completed on or before 5:00 p.m. (ET) on June 30, 2024 or such later date as the parties may in writing agree.

The Company may terminate the Arrangement Agreement if prior to the Effective Time: (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Appili that would cause any Company or Adivir conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution by the Appili shareholders the Appili board of directors makes a Company Change in Recommendation or enters into a written agreement to effect a Company Acquisition Proposal; (iii) there has been a Material Adverse Effect in respect of Appili which is incapable of being cured on or before the Outside Date; (iv) Appili is in material breach of any of the non-solicitation or match provisions of the Arrangement Agreement; or (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of the Company or Adivir cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of the Company or Adivir.

Appili may terminate the Arrangement Agreement if prior to the Effective Time (i) a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company that would cause any Appili conditions to closing not to be satisfied; (ii) prior to the approval of the Arrangement Resolution by the Appili shareholders if the Appili board of directors makes a Company Change in Recommendation or enters into a written agreement to effect a Company Superior Proposal; (iii) the Company does not provide the Depositary with sufficient Consideration to complete the transactions contemplated by the Arrangement Agreement; (iv) there has occurred a Material Adverse Effect in respect of the Company which is incapable of being cured prior to the Outside Date; (v) any of the conditions to closing for the mutual benefit of the parties or for the benefit of Appili cannot be satisfied prior to the Outside Date and such breach or failure is incapable of being cured, provided that such breach or failure did not result from any action of Appili; or (vi) the Company does not take all actions within its control that are necessary to remedy a default on or prior to 5:00 p.m. (ET) on the day that is fifteen (15) business days from the date of the Arrangement Agreement.

Termination Fee

The Company shall be entitled to a termination fee of CDN$1,250,000 (the “Termination Fee”) in the event that:

(i)	the Arrangement Agreement is terminated by Appili or the Company as a result of a Company Change in Recommendation / to enter into a Company Superior Proposal; or

(ii)	the Arrangement Agreement is terminated by the Company as a result of breach of: (A) a representation, warranty or covenant by Appili (including Appili’s non-solicitation covenants); (B) failure of the Appili shareholder’s to approve the Arrangement resolution; or (C), the Arrangement Agreement is terminated by the Company or Appili if the Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Company Acquisition Proposal has been made to Appili or announced and within 12 months following the date of such termination: (1) a Company Acquisition Proposal made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement is consummated; or (2) Appili enters into a definitive agreement in respect of a Company Acquisition Proposal made, publicly announced or otherwise communicated to the Appili board prior to the termination of the Arrangement Agreement and at any time thereafter such Company Acquisition Proposal is consummated.

Appili shall be entitled to the Termination Fee in the event that:

(i)	the Arrangement Agreement is terminated by the Company or Appili as a result of the failure to complete the Financing on or before June 30, 2024;

(ii)	the Arrangement Agreement is terminated by as a result of the failure to take all actions within its control that are necessary to remedy a default of the Parent on or prior to 5:00 p.m. (ET) on the day that is fifteen (15) business days from the date of the Arrangement Agreement;

(iii)	the Arrangement Agreement is terminated by Appili as a result of a breach of a representation, warranty or covenant by the Company or the Arrangement Agreement is terminated by the Company or Appili if the Effective Time is not prior to the Outside Date, provided that prior to the termination of the Arrangement Agreement, a Parent Acquisition Proposal (as defined in the Arrangement Agreement) has been made to the Company or announced and within 12 months following the date of such termination: (1) a Parent Acquisition Proposal made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement is consummated; or (2) the Company enters into a definitive agreement in respect of a Parent Acquisition Proposal made, publicly announced or otherwise communicated to the Company board prior to the termination of the Arrangement Agreement and at any time thereafter such Parent Acquisition Proposal is consummated.

A copy of the Arrangement Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Arrangement Agreement and the transactions contemplated thereby is incomplete and is subject to, and qualified in its entirety by, reference to the actual agreement. The Arrangement Agreement and other agreements described below have been included as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the Company, Adivir or Appili. In particular, the assertions embodied in representations and warranties by the Company, Adivir and Appili contained in the Arrangement Agreement were made as of a specified date, are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement, including being qualified by confidential information in the disclosure letters provided by the parties in connection with the execution of the Arrangement Agreement, and are subject to standards of materiality applicable to the contractive parties that may differ from those applicable to security holders. The confidential disclosures contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Arrangement Agreement. Moreover, certain representations and warranties in the Arrangement Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, security holders should not rely on the representations and warranties in the Arrangement Agreement as characterizations of the actual state of facts about the Company, Adivir or Appili. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01. Regulation FD Disclosure.

On April 2, 2024, the Company issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 will not be deemed to be filed for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. The submission of the information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Item 7.01, including the information presented in Exhibit 99.1, that is provided solely in connection with Regulation FD.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the “safe harbor “provisions under the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this Current Report on Form 8-K, including statements regarding the Company’s or Appili’s future results of operations and financial position are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “target,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of the respective management teams of the Company and Appili and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company and Appili.

These forward-looking statements are subject to a number of risks including, but not limited to, the following risks relating to the proposed transactions: (1) the risk that the proposed transactions may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (2) the failure to satisfy the conditions to the Closing, including the approval by the shareholders of Appili and the completion of the Financing by the Company; (3) the ability to realize the anticipated benefits of the proposed transactions; and (4) other risks and uncertainties indicated from time to time in the Company’s public filings with the SEC. If any of these risks materialize or the Company’s and Appili’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other documents we filed, or will file with the SEC. There may be additional risks that neither the Company nor Appili presently know, or that the Company or Appili currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s and Appili’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. The Company and Appili anticipate that subsequent events and developments will cause the Company’s and Appili’s assessments to change. However, while the Company and Appili may elect to update these forward-looking statements at some point in the future, the Company and Appili specifically disclaim any obligation to do so, except as otherwise required by law. These forward-looking statements should not be relied upon as representing the Company’s and Appili’s assessments of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
2.1 †	Arrangement Agreement between Appili Therapeutics, Inc., Aditxt, Inc. and Adivir, Inc. dated as of April 1, 2024
99.1	Press Release, dated April 2, 2024
104	Cover Page Interactive Data File (embedded within the XBRL document)

†	Certain of the schedules (and/or exhibits) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (and/or exhibit) will be furnished to the SEC upon request

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aditxt, Inc.

Date: April 4, 2024	By:	/s/ Amro Albanna
	Name:	Amro Albanna
	Title:	Chief Executive Officer